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                                  Exhibit 99.2

   Form of proxy for the Annual Meeting of Stockholders of Columbia Financial
                                   Corporation

                                 [Front of Card]

                                    REVOCABLE
                                      PROXY

COLUMBIA FINANCIAL CORPORATION                    Annual Meeting of Shareholders
11 West Main Street                                                 May 15, 2008
Bloomsburg, Pennsylvania  17815

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

     The undersigned shareholder of Columbia Financial Corporation, a Pennsylvania corporation (the "Corporation"), appoint(s) Nancy L. Housenick, S. Law Groner and Stephen L. Hebbard, or each of them, with full power to act alone, the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, to represent and to vote as designated on the reverse of this card all shares of common stock, of the Corporation, which the undersigned is entitled to vote at the Annual Meeting of its stockholders to be held at the Windsor Heights Golf Course & Restaurant, 55 Williamsburg Boulevard, Bloomsburg, Pennsylvania at 10:00 a.m. on May 15, 2008 and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE PLAN OF REORGANIZATION BETWEEN THE CORPORATION AND CCFNB BANCORP, INC. ("CCFNB BANCORP") DATED AS OF NOVEMBER 29, 2007; "FOR" THE ELECTION OF THE TWO NOMINEES IDENTIFIED HEREIN AS DIRECTORS TO CLASS C; AND "FOR" THE PROPOSAL TO ADJOURN THE ANNUAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE PLAN OF REORGANIZATION. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE ANNUAL MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE CORPORATION'S BOARD OF DIRECTORS. Stockholders of record who plan to attend the Annual Meeting may revoke their proxy by casting their vote at the meeting in person.

     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Joint Proxy
Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

     You are requested to complete, date and sign the reverse side of this card and return this proxy promptly. When shares are held by joint tenants, both should sign. Persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate.


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                             [Reverse Side of Card]

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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN OF
 REORGANIZATION, "FOR" THE ELECTION AS DIRECTORS TO CLASS C OF THE TWO NOMINEES
    IDENTIFIED BELOW, AND "FOR" THE PROPOSAL TO ADJOURN THE ANNUAL MEETING IF
               NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES
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1.   Proposal to adopt and approve the Plan of Reorganization between Columbia
     Financial Corporation and CCFNB Bancorp, Inc., dated as of November 29, 2007, including the Plan of Merger between First Columbia Bank & Trust Co. and Columbia County Farmers National Bank. The Plan of Reorganization is described in the accompanying joint proxy statement/prospectus.

            FOR               AGAINST             ABSTAIN
            [ ]                 [ ]                 [ ]

2. Proposal to elect two directors to Class C for a three (3) year term.
Nominees: William F. Gittler, Jr., Steven H. Shannon

     FOR all nominees listed herein   WITHHOLD AUTHORITY to vote for
     (except as withheld)               all nominees listed herein
                   [ ]                              [ ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provide below.)

     ___________________________________________________________________________

3. Proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the Plan of Reorganization and the transactions contemplated thereby.

            FOR               AGAINST             ABSTAIN
            [ ]                 [ ]                 [ ]

4. In accordance with the directions of the Corporation's Board of Directors on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

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      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                ENCLOSED ENVELOPE
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Signature(s) _____________________________________________________________

          Date ____________________________ 2008

Note: Please sign name(s) exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give title as such.


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